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                                                 SECURITIES AND EXCHANGE COMMISSION

                                                        Washington, D.C. 20549

                                                               FORM 8-K

                                           Current Report Pursuant to Section 13 or 15(d) of
                                                  the Securities Exchange Act of 1934

                                   Date of Report (Date of earliest event reported): October 6, 2006

                                                         Insight Midwest, L.P.
                                                         Insight Capital, Inc.


                                        (Exact name of registrant as specified in its charter)



                        Delaware                                 333-33540                                13-4079232
                        Delaware                                333-33540-1                               13-4079679
                     -----------------                       ------------------                       ------------------
                      (State or other                      (Commission File Number)                   (I.R.S. Employer
                       jurisdiction of                                                                 Identification No.)
                       incorporation)


                      810 7th Avenue New York, New York                                     10019

             --------------------------------------------------                          ------------
                  (Address of principal executive offices)                                (Zip Code)


                                                             (917) 286-2300
                                                        -----------------------
                                          (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

The information included pursuant to Item 2.03 of this report is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

Insight Midwest, L.P. ("Insight Midwest") is a partnership owned 50% by Insight Communications Company, Inc. ("ICCI") and 50% by an
indirect subsidiary of Comcast Cable Holdings, LLC, which is a subsidiary of Comcast Corporation. Insight Midwest Holdings, LLC
("Holdings") is a direct, wholly owned subsidiary of Insight Midwest and is the owner of substantially all of the equity interests of the operating subsidiaries holding the systems serving all of our customers. ICCI serves as the sole general partner of Insight
Midwest and as the manager of each of its systems.  On October 6, 2006, in connection with Holdings' entry into the new credit facilities described in Item 2.03 hereof, Holdings terminated its existing credit facilities.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 6, 2006, Holdings entered into new senior secured credit facilities with J.P. Morgan Securities Inc. and Bank of America,
N.A., as Co-Syndication Agents, Morgan Stanley Senior Funding, Inc., General Electric Capital Corporation, Wachovia Bank, National
Association and The Royal Bank of Scotland plc, as Co-Documentation Agents, and The Bank of New York, as Administrative Agent, and
the other agents and lenders party thereto, pursuant to which the lenders have agreed to provide Holdings with an aggregate of
$2.445 billion in total borrowing capacity, consisting of a $385 million A Term Loan facility, a $1.8 billion B Term Loan facility and a $260 million revolving credit facility.  On October 6, 2006, Holdings borrowed $1.35 billion under the B Term Loan facility and $81 million under the revolving credit facility to repay the outstanding principal amounts and accrued interest under its old credit facilities and to pay related transaction costs.  We expect to draw the entire amount of the A Term Loan facility and the undrawn balance of the B Term Loan facility in connection with the redemptions described in Item 2.04 below.

The A Term Loan facility is scheduled to terminate on October 6, 2013, the B Term Loan facility is scheduled to terminate on
April 6, 2014, and the lending commitments under the revolving credit facility are scheduled to terminate on October 6, 2012, or in each case if such date is not a business day, on the next business day.  Obligations under the credit facilities are secured by a pledge of the outstanding equity interests of Holdings and its subsidiaries.  Borrowings under the new credit facilities will bear interest at a base rate selected by Holdings from two alternatives plus an interest margin.  The interest rate may be based on the
London Interbank Offered Rate or an alternate base rate.  The alternate base rate will be based on the greater of the prime rate or the Federal funds rate plus 0.50%.  The applicable interest margin may be increased or reduced based on Holdings' then current leverage ratio. Holdings will pay a commitment fee on the unused portion of the total amount available under its credit facilities based on Holdings' leverage ratio.

The credit facilities require Holdings to maintain an interest coverage ratio (as defined in the credit agreement) initially not to be less than 1.50:1.00 and a leverage ratio (as defined in the credit agreement) initially not to exceed 6.25:1.00.  The interest coverage ratio steps up and the leverage ratio steps down incrementally over the term of the credit facilities.  Additionally, the credit agreement contains customary affirmative and negative covenants concerning the conduct of Holdings' business operations, such as limitations on the incurrence of indebtedness, the granting of liens, mergers, consolidations and dispositions of assets, restricted payments, payment of dividends, investments, hedging arrangements, transactions with affiliates and the entry into certain restrictive agreements.  The credit facilities permit the division of assets and liabilities of Insight Midwest under the terms of its partnership agreement or an alternative division mutually agreed to by its partners subject to certain requirements, including the provision of a certificate demonstrating financial covenant pro forma compliance and specified minimum levels of remaining cash flow remaining in Insight Midwest following the division.

The credit agreement also contains customary events of default, including, but not limited to, failure to pay principal or interest, failure to pay or default under other material debt, misrepresentation or breach of warranty, violation of certain covenants, a change of control, the commencement of a bankruptcy proceeding, the insolvency of Holdings or certain of its affiliates, the rendering of a judgment in excess of $25 million against Holdings or certain of its affiliates and the failure to complete the redemptions described in Item 2.04 below on or before November 20, 2006.  Upon the occurrence of an event of default under the credit agreement, Holdings obligations under the credit facilities may be accelerated and the lending commitments under the credit facilities terminated.

The description of Holdings' new credit facilities set forth in this Item 2.03 is qualified in its entirety by reference to the full text of the credit agreement incorporated by reference in this report as Exhibit 10.1.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement.

On October 6, 2006, notices of redemption (the "Notices") were delivered to the holders of the 10 1/2% Senior Notes due 2010
(the "10 1/2% Notes") and the 9 3/4% Senior Notes due 2009 (the "9 3/4% Notes" and, together with the 10 1/2% Notes, the "Notes")
originally issued by Insight Midwest and Insight Capital, Inc. (collectively, the "Issuers"), in accordance with the terms and conditions of the Notes.  In accordance with the Notices, the Issuers will redeem all $630 million outstanding principal amount of the 10 1/2% Notes at a redemption price of 103.5% of the principal amount, plus accrued and unpaid interest, and $185 million of the total outstanding $385 million of the 9 3/4% Notes at a redemption price of 101.625% of the principal amount redeemed, plus accrued and unpaid interest.  The 9 3/4% Notes will be redeemed on a pro rata basis, and the Issuers will continue to make scheduled interest payments in accordance with, and otherwise comply with, the indenture governing the 9 3/4% Notes with respect to the 9 3/4% Notes that will remain outstanding following this redemption.

The aggregate redemption price, including applicable premium and accrued interest, for the Notes being redeemed will be approximately $843 million and will be paid on November 7, 2006.




                                                                         - 1 -

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Item 9.01         Financial Statements and Exhibits.


         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Not applicable.

         (d)      Exhibits:


             10.1     Credit Agreement, dated as of October 6, 2006, among J.P. Morgan Securities Inc. and Bank of America, N.A., as Co-Syndication Agents, Morgan Stanley Senior Funding, Inc., General Electric Capital Corporation,
                      Wachovia Bank, National Association and The Royal Bank of Scotland plc, as Co-Documentation Agents, and The
                      Bank of New York, as Administrative Agent, and the other agents and lenders party thereto (incorporated by reference to Exhibit 10.1 filed by ICCI with its Form 8-K, dated October 6, 2006).

             10.2     Guarantee Agreement, dated as of October 6, 2006, among Insight Midwest Holdings, LLC, Insight Midwest,
                      L.P., each of the subsidiaries of Insight Midwest Holdings, LLC signatory thereto, and The Bank of New York
                      (incorporated by reference to Exhibit 10.2 filed by ICCI with its Form 8-K, dated October 6, 2006).

             10.3     Security Agreement, dated as of October 6, 2006, among Insight Midwest Holdings, LLC, Insight Midwest,
                      L.P., each of the subsidiaries of Insight Midwest Holdings, LLC signatory thereto, and The Bank of New York
                      (incorporated by reference to Exhibit 10.3 filed by ICCI with its Form 8-K, dated October 6, 2006).




























































                                                                           - 2 -

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                                                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                                 INSIGHT MIDWEST, L.P.
Date: October 13, 2006



                                                            By: /s/Elliot Brecher
                                                                   ------------------------------------
                                                                   Name:  Elliot Brecher
                                                                   Title: Senior Vice President and
                                                                             General Counsel



                                                                 INSIGHT CAPITAL, INC.
Date: October 13, 2006



                                                           By: /s/Elliot Brecher
                                                                  -------------------------------------
                                                                  Name:  Elliot Brecher
                                                                  Title: Senior Vice President and
                                                                              General Counsel


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